UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

LOCAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53342	26-2134767
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2401 Nowata Place, Suite A

Bartlesville, Oklahoma 74006

 (Address of Principal Executive Offices)

_______________

(918) 336-1773

(Registrant’s telephone number, including area code)

_______________

501 South Johnstone, Suite 501

Bartlesville, Oklahoma 74003

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by Locan, Inc. Holdings Inc. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 8.01	Other Events

Item 8.01. Other Events

The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the de-registration of its common stock on or about October 31, 2014.  The Company is eligible to de-register by filing a Form 15 due to the fact that the Company has fewer than 300 holders of records of its common stock.  Upon filing the Form 15, the Company’s obligations to file certain reports with the SEC including Forms 10-K, 10-Q and 8-K will cease.  The Company expects the de-registration to become effective ninety (90) days after filing the Form 15 with the SEC.  Ronald D. Long remains the President, Secretary and Sole Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Locan, Inc.

Date:	October 31, 2014	/s/ Ronald D. Long
Name: Ronald D. Long
Title: President

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